Exhibit 4.1

ADVANCE DISPLAY TECHNOLOGIES, INC.

_________________________________

Series G Preferred Stock
SUBSCRIPTION AGREEMENT
_________________________________

 ADVANCE DISPLAY TECHNOLOGIES, INC.

Series G Preferred Stock
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is executed and delivered, as of the date set forth on the signature page hereof, by and between Advance Display Technologies, Inc., a Colorado corporation (the “Company”), and the undersigned subscriber (the “Subscriber”).

1.  Subscription.  Subject to the terms and conditions set forth in this Agreement, the Subscriber hereby agrees to subscribe for the number of shares of Series G Preferred Stock of the Company for the purchase price (the “Purchase Price”) as set forth on the signature page.

2.  Acceptance.  The Company, in consideration of and in reliance on the representations, warranties, covenants, and the Subscriber’s agreements and payment of the Purchase Price, hereby accepts the subscription of the Subscriber and agrees to issue Series G Preferred Stock to the Subscriber, subject to the terms and conditions of this Agreement.

3.  Issuance of shares.  The Company shall issue the shares of Series G Preferred Stock to the Subscriber at such time as the Subscriber has made to the Company, and the Company has accepted, full payment of the Purchase Price.

4.  Termination of Subscription.  The Company may terminate its obligations under this Agreement at any time prior to the Company’s acceptance of full payment of the Purchase Price.

5.  Restrictions on Transfer.

5.1  The certificates representing the Series G Preferred Stock will bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5.2  No holder of Series G Preferred Stock may sell, transfer or dispose of any Series G Preferred Stock (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

6.  Subscriber’s Representations, Warranties, Covenants and Agreements.  The Subscriber hereby represents and warrants to, and covenants and agrees with, the Company as follows:

6.1  The Subscriber has been given adequate access to all information about the Company and its investment in the Company that was material to its decision to invest therein.  The Subscriber has reviewed the Certificate of Incorporation of the Company.  The Subscriber acknowledges that Subscriber is fully informed and knowledgeable about the Company, its business (the “Business”), management and personnel; that Subscriber has had discussions with the Company concerning the Business and has obtained information from the Company; and that the Company has answered all questions that the undersigned had concerning the Business.  The Subscriber has been furnished materials relating to the Company, the Business and the financial condition of the Company and the offering of the Series G Preferred Stock that Subscriber has requested and has been afforded the opportunity to ask questions and receive answers concerning an investment in the Company.  The Subscriber acknowledges that Subscriber has had the opportunity to request such additional information from the President of the Company.

6.2  The Subscriber acknowledges that Subscriber’s investment in the Company involves a substantial degree of risk and is suitable only for persons with adequate means who have no need for liquidity in their investments.

6.3  The Subscriber acknowledges that no market for the Series G Preferred Stock exists nor is anticipated to develop and that, therefore, Subscriber’s investment in the Company will not be liquid.

6.4  The Subscriber has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and the suitability of the investment for Subscriber.

6.5  The Subscriber is making this capital contribution for investment purposes only and has no present intention to sell or exchange the Series G Preferred Stock; the Subscriber has adequate means for providing for its current needs in any foreseeable contingency; and the Subscriber has no need to sell the Series G Preferred Stock in the foreseeable future.

6.6  The Subscriber, if a corporation, partnership, trust or other entity, is duly organized, and is authorized and otherwise duly qualified to purchase and hold the Series G Preferred Stock, and such entity has its principal place of business at the address set forth on the signature page hereof.

6.7  The Subscriber, if an individual, is at least 21 years of age, has the legal capacity to execute, deliver and perform this Agreement, and has his residence at the address set forth on the signature page hereof.

6.8  The Subscriber is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

6.9  All information that the Subscriber has provided to the Company concerning Subscriber, Subscriber’s financial position and knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, including all information contained herein, is true and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to this subscription being accepted, the Subscriber will immediately provide the Company with accurate and complete information concerning any such change.

6.10  The Subscriber acknowledges that no federal or state agency has made any finding or determination as to the fairness of this investment, nor any recommendation or endorsement, of the investment in the Series G Preferred Stock.

6.11  The Subscriber acknowledges that the Series G Preferred Stock has not been registered under the Securities Act of 1933, as amended (the “Act”), or the blue sky laws of any state.

6.12  The Subscriber understands that the Company has relied upon an exemption from registration provided in the Act and upon all of the foregoing representations and warranties of the Subscriber.

6.13  The Subscriber certifies, under penalties of perjury, (i) that the social security or Federal taxpayer identification number shown on the signature page of this Agreement is true and complete and (ii) that the Subscriber is not subject to backup withholding.

7.  Confidential Information.  The Subscriber acknowledges that the information, observations and data obtained by him or her during the course of his or her ownership of any interest in the Company concerning the business and affairs of the Company are the property of the Company, including information concerning acquisition opportunities in or reasonably related to the Business of which Subscriber becomes aware during such period.  Therefore, the Subscriber agrees that he or she will not disclose to any unauthorized person or use for his own account any of such information, observations or data without the written consent of the President of the Company unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Subscriber’s acts or omissions.  The Subscriber agrees to deliver to the Company on the date of disposition of the Series G Preferred Stock held by him or her, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Business (including, without limitation, all acquisition prospects, lists and contact information) which he or she may then possess or have under his or her control.

8.  Indemnification.  The Subscriber agrees to indemnify and hold harmless the Company, its directors, officers, employees, stockholders and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including attorneys’ fees) which any of them may incur by reason of the failure by the Subscriber to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by the Subscriber herein, or in any other document provided by the Subscriber to the Company.  All representations, warranties and covenants contained in this Agreement, and the indemnification contained in this paragraph, shall survive the acceptance of this subscription.

9.  Headings.  The headings throughout this Agreement are for convenience of reference only, and shall in no way be deemed to define, limit, or add to the meaning of any of the provisions of this Agreement.

10.  Counterparts.  This Agreement may be executed in counterparts, both of which when taken together shall be deemed one original.

11.  No Waiver.  Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Subscriber, the Subscriber does not thereby or in any other manner waive any of the rights granted to Subscriber under federal or state securities laws.

12.  Entire Agreement; Modification.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and neither this Agreement nor any of the provisions hereof shall be waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

13.  Notice.  Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given when sent by registered or certified mail, postage prepaid, addressed to the other party at the address of such party set forth on the signature page to this agreement, or to such other address furnished by notice given in accordance with this paragraph.

14.  Successors; Binding Effect.  Except as otherwise provided herein, this Agreement shall be irrevocable and binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.  If the Subscriber is more than one person, the obligations of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his or her respective heirs, executors, administrators, successors, legal representatives and assigns.

15.  Assignment.  Subscriber agrees not to transfer or assign this Agreement, or any of Subscriber’s interest herein without the written consent of the Company, which consent may be withheld in its sole discretion, and any such transfer or assignment in violation of this Agreement shall be null and void ab initio.  Further, the Subscriber agrees that the transfer or assignment of the Series G Preferred Stock shall be made only in accordance with this Agreement, the Company’s Certificate of Incorporation and applicable laws.

16.  Applicable Law.  This Agreement and all rights and remedies hereunder shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflicts of laws thereof.

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IN WITNESS WHEREOF, the undersigned Subscriber does represent and certify under penalty of perjury that the foregoing statements are true and correct and that it has, by the following signature, originally executed this Agreement as of June 27, 2007.

SUBSCRIBER:

Lawrence F. DeGeorge

By: /s/ Lawrence F. DeGeorge Name: Lawrence F. DeGeorge	Address for Notices: ___________________ ___________________ ___________________
Taxpayer Identification or Social Security Number of Subscriber: _________________	Telephone: ______________

Purchase Price

Number of shares subscribed for	Series G Preferred Purchase Price per share	Total Purchase Price
9,091	$110	$1,000,000.00

Subscription accepted on
June 27, 2007

ADVANCE DISPLAY TECHNOLOGIES, INC.
7334 South Alton Way, Suite F
Centennial, CO  80112
(303) 267-0111

By:           /s/ Matthew W. Shankle
Name:      Matthew W. Shankle
Title:        President